Exhibit 16.1


                                [Andersen Logo]

                                                             225 Franklin Street
                                                                Boston, MA 02110


June 20, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read the first three paragraphs of Item 4 included in the Form 8-K dated June 20, 2002 of Kadant Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP
Arthur Andersen LLP

cc: Mr. Thomas M. O'Brien, Chief Financial Officer, Kadant Inc.